Power of Attorney

Pursuant to and in accordance with the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations thereunder, the undersigned, in his capacity as a general partner and authorized representative of Robert Bosch Industrietreuhand KG (“the Company”), hereby grants to Susanne Eisenmann (Legal Counsel, Robert Bosch GmbH) and to Wayne Zhang (Legal Counsel, Bosch (China) Investment Ltd.), and to each of them, full power and authority to:

1.	execute on behalf of the undersigned Schedule 13G in accordance with Section 13(d) and Section 13(g) of the Exchange Act or any rule or regulation thereunder;

2.
do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Schedule 13G, complete and execute any amendments, restatements, supplements, and/or exhibits thereto, and timely file such form with the U.S. Securities and Exchange Commission (the “SEC”); and

3.
take any other action in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by or for, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Limited Power of Attorney shall be in such form and shall contain such information and disclosure as such attorney-in-fact may approve in such attorney-in-fact’s discretion.

The undersigned hereby grants to such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever required, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute, shall lawfully do or cause to be done by virtue of this Limited Power of Attorney and the rights and powers herein granted.
The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request and on the behalf of the undersigned, is not assuming any of the undersigned’s responsibilities to comply with, or any liability for the failure to comply with, any provision of Section 13 of the Exchange Act.
This Limited Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Schedule 13G with respect to the Company’s holdings of and transactions in securities, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.

IN WITNESS WHEREOF, the undersigned hereby has caused this Power of Attorney to be executed.

Date:	February 14, 2024	Signature:	/s/ Stefan Asenkerschbaumer

		Name:	Stefan Asenkerschbaumer